As filed with the Securities and Exchange Commission on October 13, 2017

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALJ REGIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	13-4082185
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

244 Madison Avenue, PMB #358

New York, NY 10016

(212) 883-0083

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jess Ravich

Executive Chairman

ALJ Regional Holdings, Inc.

244 Madison Avenue, PMB #358

New York, NY 10016

(212) 883‑0083

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Forrester

Shearman & Sterling LLP

1460 El Camino Real, 2nd Floor

Menlo Park, California 94025

+1 (650) 838‑3600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer,   a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”  “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

Calculation of Registration Fee:

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	3,477,706	$3.47	$12,067,639.82	$1,502.42

(1)

The shares of common stock will be offered for resale by the selling shareholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.  The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the registrant’s common stock on October 12, 2017, as reported on the NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling shareholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 13, 2017

3,477,706 Shares

ALJ REGIONAL HOLDINGS, INC.

Common Stock

This prospectus relates to the resale of up to 3,477,706 shares of the common stock of ALJ Regional Holdings, Inc. (the “Company”, “we”, “our” or “us”), which may be offered for sale from time to time by the selling shareholders named in this prospectus. The selling shareholders acquired these shares from us in private placements. We are registering the offer and sale of these shares to satisfy registration rights we granted to the selling shareholders pursuant to agreements described under “Selling Shareholders” beginning on page 8 of this prospectus.

Our shares of common stock are listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “ALJJ.” The closing sale price for our shares of common stock on October 12, 2017 was $3.41 per share.

The shares of common stock may be offered by the selling shareholders in any manner described under “Plan of Distribution” beginning on page 10 of this prospectus. The selling shareholders may sell the shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers, provided, that in no event will such plan of distribution take the form of an underwritten offering.  We will not receive any proceeds from the sale of any securities by the selling shareholders.

We may amend or supplement this prospectus from time to time. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves risks. See “Risk Factors” on page 5 and in any documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities nor passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor the selling shareholders have authorized anyone to provide you with different information. The selling shareholders are not making an offer of the shares in any state where such offer is not permitted.

Our principal executive offices are located at 244 Madison Avenue, PMB #358, New York, NY 10016, and our telephone number is (212) 883-0083.

The date of this prospectus is           , 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time and in one or more offerings, sell the securities described in this prospectus.

We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before purchasing any of the securities being offered.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus.  We have not, and the selling shareholders have not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus covers offers and sales of our securities only in jurisdictions in which such offers and sales are permitted.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement.  We have filed and plan to continue to file other documents with the SEC that contain information about us and our business.  Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC.  The registration statement and other reports can be read at the SEC website or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

When we refer to the “Company,” “we,” “our” and “us” in this prospectus, we mean ALJ Regional Holdings, Inc., unless otherwise specified.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S‑3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is part of such registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1‑800‑SEC‑0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The website address is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and SEC website referred to above. We maintain a website at www.aljregionalholdings.com. You may access our Annual Reports on Form 10‑K, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated, will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10‑K for the year ended September 30, 2016, filed on December 23, 2016;
•	Our Quarterly Reports on Form 10‑Q for the quarters ended December 31, 2016, filed on February 13, 2017, March 31, 2017, filed on May 12, 2017, and June 30, 2017, filed on August 14, 2017;
•	Our Current Reports on Form 8‑K filed on May 16, 2017, May 30, 2017, August 14, 2017, September 21, 2017 and October 2, 2017; and
•

The description of the Company’s common stock, par value $0.01 per share, contained in the Form 10-12B filed on February 2, 2016, and any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to ALJ Regional Holdings, Inc., 244 Madison Avenue, PMB #358, New York, NY 10016; telephone number (212) 883-0083.

FORWARD‑LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward‑looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward‑looking statements involve certain risks and uncertainties, many of which are beyond our control.  If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward‑looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward‑looking statements are those discussed under the heading “Risk Factors” in this prospectus and in our Quarterly Report on Form 10‑Q for the quarter ended June 30, 2017, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.  See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All forward‑looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document. We caution you not to place undue reliance on forward‑looking statements in light of the risks and uncertainties associated with them.  Except as required by law, we undertake no obligation to update any forward‑looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities offered in this prospectus involves significant risks. You should review carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in the documents incorporated by reference herein, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

We have recently registered for resale a substantial number of shares of our common stock, and the sale of a significant amount of these shares, or the perception in the public markets that these sales may occur, may depress our stock price.

On July 19, 2017, we filed a Registration Statement on Form S-3 with the SEC to register for resale 1,466,667 shares of our common stock held by Vertex Business Services LLC.  On July 31, 2017, we received a Notice of Effectiveness from the SEC with respect to these 1,466,667 shares.  Upon the effectiveness of the registration statement of which this prospectus is a part, an additional 3,477,706 shares of our common stock will be registered for resale.  Collectively, the shares registered for resale under these two registration statements represent approximately 13% of our outstanding shares of common stock.

The shares of common stock registered for resale under these two registration statements will be freely tradable without restriction under the Securities Act, except for any shares that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which will be restricted as to the manner and volume in which they may be sold.

Sales of a substantial amount of the shares of common stock registered for resale under these two registration statements, or the perception that these sales could occur, could adversely affect the price of our common stock.

THE COMPANY

ALJ Regional Holdings, Inc. is a holding company, whose primary assets are all of the outstanding equity interests in the following companies:

•

Faneuil, Inc. (including its subsidiaries, “Faneuil”).  Faneuil is a leading provider of call center services, back office operations, staffing services and toll collection services to government and regulated commercial clients across the United States, focusing on the healthcare, utility, toll and transportation industries. Utilizing advanced applications and a dedicated team of service professionals, Faneuil delivers broad outsourcing support, ranging from customer contact centers, fulfillment operations and information technology services, to manual and electronic toll collection, violation processing and medical device tracking, with the goal of building its clients’ brands by providing exemplary customer service. On May 26, 2017, Faneuil acquired certain assets and assumed certain liabilities associated with the customer management outsourcing business of Vertex Business Services LLC. Faneuil is headquartered in Hampton, Virginia. The Company acquired Faneuil effective October 19, 2013.

•

Floors-N-More, LLC, dba, Carpets N More (“Carpets”).  Carpets is one of the largest floor covering retailers in Las Vegas, Nevada, and a provider of multiple products for the commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with four retail locations, as well as a stone and solid surface fabrication facility. Carpets sells to a variety of customers, including home owners and home builders as well as to owners and operators of commercial buildings. Carpets’ home building customers include some of the largest home builders in the United States, along with local builders in and around Las Vegas, Nevada. Carpets’ commercial customers include general contractors, real estate investment firms/funds and commercial entities such as casinos and other companies looking to improve their office space. Carpets’ retail customers include the general public interested in making home improvements. Carpets is headquartered in Las Vegas, Nevada. The Company acquired Carpets effective April 1, 2014.

•

Phoenix Color Corp. (including its subsidiaries, “Phoenix”).  Phoenix is a premier full-service, full-color printer with over 35 years of superior print experience. Phoenix is a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies. On July 18, 2016, Phoenix acquired certain assets and assumed certain liabilities from AKI, Inc. in respect of AKI’s Color Optics division (“Color Optics”). Color Optics is a leading printing and packaging solutions business servicing the beauty, fragrance, cosmetic and consumer-packaged goods markets. On October 2, 2017, Phoenix acquired certain assets and assumed certain liabilities from Moore-Langen Printing Company, Inc. in respect of its printing and manufacturing services business in Terre Haute, Indiana. Phoenix is headquartered in Hagerstown, Maryland. The Company acquired Phoenix effective August 9, 2015.

The Company was originally incorporated in the State of Delaware under the name Nuparent, Inc. on June 22, 1999. The Company’s name was changed to YouthStream Media Networks, Inc. on June 24, 1999, and the Company’s name was changed to ALJ Regional Holdings, Inc. on October 23, 2006. Our principal executive offices are located at 244 Madison Avenue, PMB #358, New York, NY 10016, and our telephone number is (212) 883-0083. Our website address is www.aljregionalholdings.com. The information contained on the Company’s website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. Our securities trade on the NASDAQ Global Market under the symbol “ALJJ.”

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sale of any shares under this prospectus. The selling shareholders shall bear and pay any fees and expenses incurred in respect of counsel or other advisors to the selling shareholders, as well as with respect to the selling shareholders US Bank FBO Cove Street Capital Small Cap Value Fund and General Management Holdings LLC, certain other expenses in the event of an amendment or supplement to the registration statement of which this prospectus forms a part. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

Selling shareholders

The registration statement of which this prospectus forms a part covers the public resale of the shares owned by the selling shareholders listed in the table below. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares owned by them. The selling shareholders may sell some, all or none of the shares covered by this prospectus, and make no representation that the shares will be offered for sale. The table below presents information regarding the selling shareholders and the shares that they may offer and sell from time to time under this prospectus.

The following table sets forth:

•	The number of shares beneficially owned by the selling shareholders prior to the sale of the shares covered by this prospectus;
•	The number of shares that may be offered by the selling shareholders pursuant to this prospectus;
•	The number of shares to be beneficially owned by the selling shareholders and their affiliates following the sale of any shares covered by this prospectus; and
•	The percentage of our issued and outstanding common stock to be beneficially owned by the selling shareholders and their affiliates following the sale of all shares covered by this prospectus.

All information with respect to common stock ownership of the selling shareholders has been furnished by or on behalf of the selling shareholders and is as of October 13, 2017. As used in this prospectus, the term “selling shareholders” includes only the selling shareholders listed below. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in this section, the selling shareholders and their affiliates identified herein have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling shareholders may sell some or all of the shares included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders in the future. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table that the selling shareholders will sell all of the shares owned beneficially by them listed in the table below that are covered by this prospectus. Shares in the table below refer to shares of outstanding common stock.

	Shares Beneficially Owned Prior to the Offering			Number of Shares Offered	Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Number	Percent			Number	Percent
Harland Clarke Holdings Corp.	3,000,000	8.00%		3,000,000	0	0%
US Bank FBO Cove Street Capital Small Cap Value Fund	318,471	*	%	318,471	0	0%
General Management Holdings LLC	159,235	*	%	159,235	0	0%

* Less than 1%.

We have based our calculation of beneficial ownership on 37,519,014 shares of our common stock issued and outstanding as of October 2, 2017. Beneficial ownership for the purposes of the table above is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

Material Relationships

Harland Clarke

On October 18, 2013, we entered into a Voting and Investor Rights Agreement (“Voting and Investor Rights Agreement”) with Harland Clarke Holdings Corp. (“Harland Clarke”), Faneuil, Inc., Anna Van Buren and Jess Ravich, in his capacity as a stockholder of the Company, which provides: (i) Harland Clarke certain rights to nominate a director to the Company’s Board of Directors, (ii) that Mr. Ravich shall vote his shares of the Company’s common stock in favor of such nominee, (iii) certain rights of first refusal, co-sale and piggyback registration with respect to the shares of the Company’s common stock held by Harland Clarke, and (iv) certain information rights with respect to Faneuil.

Further, Harland Clarke is a counterparty to our wholly-owned subsidiary Faneuil in two contracts. One contract provides call center services to support Harland Clarke’s banking-related products and renews annually every April. The other contract provides managed print services and concludes September 30, 2018.

US Bank FBO Cove Street Capital Small Cap Value Fund

On October 2, 2017, we entered into a Registration Rights Agreement (“Cove Street Capital Registration Rights Agreement”) with US Bank FBO Cove Street Capital Small Cap Value Fund for the resale of the shares of our common stock that it owns. This registration statement is being filed to satisfy our obligations under the Cove Street Capital Registration Rights Agreement.

General Management Holdings LLC

On October 2, 2017, we entered into a Registration Rights Agreement (“General Management Holdings Registration Rights Agreement”) with General Management Holdings LLC for the resale of the shares of our common stock that it owns. This registration statement is being filed to satisfy our obligations under the General Management Holdings Registration Rights Agreement (together with the Cove Street Capital Registration Rights Agreement, the “Registration Rights Agreements”).

Resales

To the extent a selling shareholder is, or is affiliated with, a broker-dealer, he, she or it may be deemed “underwriters” within the meaning of the Securities Act with respect to the shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

PLAN OF DISTRIBUTION

We are registering 3,477,706 shares. The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In the event a selling shareholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker regarding the sale of the shares.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to this prospectus.

The selling shareholders shall bear and pay any fees and expenses incurred in respect of counsel or other advisors to the selling shareholders, as well as with respect to the selling shareholders US Bank FBO Cove Street Capital Small Cap Value Fund and General Management Holdings LLC, certain other expenses in the event of an amendment or supplement to the registration statement of which this prospectus forms a part. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from written information furnished to us by the selling shareholders specifically for use in this prospectus.

We may restrict or suspend offers and sales or other dispositions of the shares under the registration statement, of which this prospectus forms a part, at any time from and after the effective date of the registration statement, subject to certain terms and conditions of the Registration Rights Agreements. In the event of such restriction or suspension, the selling shareholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS

Shearman & Sterling LLP will pass upon the validity of the securities offered pursuant to this prospectus for the Company.

EXPERTS

The consolidated financial statements incorporated into this prospectus by reference to the Company’s Annual Report on Form 10‑K for the year ended September 30, 2016 have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Part II.  Information Not Required In The Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with the registration of the shares of our common stock under this registration statement, other than estimated underwriting discounts and commissions.  Other than the SEC registration fee, all amounts shown are estimates.

Fee Description	Total
SEC registration fee	$1,502
Legal fees and expenses	20,000
Accounting fees and expenses	6,000
Total	$27,502

Item 15.  Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Restated Certificate of Incorporation (as amended further by that certain First Amendment to Restated Certificate of Incorporation, the “Certificate of Incorporation”), provides that none of our directors will be personally liable to us or our shareholders for monetary damages for or with respect to any acts or omissions in the performance of such person’s duties as a director, except to the extent required by law.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification will be made with respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Our Certificate of Incorporation provides that we may indemnify, and advance expenses to, our directors and officers with respect to certain liabilities, expenses and other losses imposed upon them because of having been a director or officer. We have also entered into individual indemnification agreements with each of our directors.

Item 16.  Exhibits

Exhibits

Exhibit No.	Description	Method of Filing

3.1	First Amendment to the Restated Certificate of Incorporation of ALJ Regional Holdings, Inc. as filed with the Secretary of State of the State of Delaware on June 1, 2010	Incorporated by reference to Exhibit 3.1 to Form 10-12B as filed February 2, 2016

3.2	Restated Certificate of Incorporation of ALJ Regional Holdings, Inc. as filed with the Secretary of State of the State of Delaware on June 16, 2009	Incorporated by reference to Exhibit 3.2 to Form 10-12B as filed February 2, 2016

3.3	Certificate of Ownership and Merger of YouthStream Media Networks, Inc. as filed with the Secretary of State of the State of Delaware on October 23, 2006	Incorporated by reference to Exhibit 3.3 to Form 10-12B as filed February 2, 2016

3.4	Restated Bylaws of ALJ Regional Holdings, Inc., dated as of May 11, 2009	Incorporated by reference to Exhibit 3.4 to Form 10-12B as filed February 2, 2016

4.1	Registration Rights Agreement, dated as of October 2, 2017, by and between ALJ Regional Holdings, Inc. and US Bank FBO Cove Street Capital Small Cap Value Fund	Incorporated by reference to Exhibit 10.2 to Form 8-K filed October 2, 2017

4.2	Registration Rights Agreement, dated as of October 2, 2017, by and between ALJ Regional Holdings, Inc. and General Management Holdings LLC	Incorporated by reference to Exhibit 10.3 to Form 8-K filed October 2, 2017

5.1	Opinion of Shearman & Sterling LLP	Filed herewith

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)	Filed herewith

23.2	Consent of Mayer Hoffman McCann P.C.	Filed herewith

24.1	Powers of Attorney (included on applicable signature pages to this registration statement)	Filed herewith

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on October 13, 2017.

ALJ REGIONAL HOLDINGS, INC.

By:	/s/ Brian Hartman
Brian Hartman Chief Financial Officer

power of attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Jess Ravich and Brian Hartman, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-3 Registration Statement, and any or all amendments (including post-effective amendments) to said Form S-3 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jess Ravich	Chairman of the Board,	October 11, 2017
Jess Ravich	Executive Chairman and Director (Principal Executive Officer)

/s/ Brian Hartman	Chief Financial Officer	October 12, 2017
Brian Hartman	(Principal Financial Officer)

/s/ Michael Borofsky	Director	October 12, 2017
Michael Borofsky

/s/ Hal Byer	Director	October 12, 2017
Hal Byer

/s/ Robert Scott Fritz	Director	October 10, 2017
Robert Scott Fritz

/s/ Margarita Paláu-Hernández	Director	October 11, 2017
Margarita Paláu-Hernández

/s/ Rae Ravich	Director	October 12, 2017
Rae Ravich

/s/ Marc Reisch	Director	October 11, 2017
Marc Reisch

/s/ John Scheel	Director	October 11, 2017
John Scheel

/s/ Anna Van Buren	Director	October 11, 2017
Anna Van Buren